COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION

Net Income of 92 Cents Per Share Increased 10 Percent Compared to Third Quarter 2016
Includes After-Tax Impact of Restructuring Charges of $13 Million, or 7 Cents Per Share

Full-Year 2016 Net Income of $477 Million, or $2.68 Per Share
2016 Includes After-Tax Impact of Restructuring Charges of $59 Million, or 34 Cents Per Share

2016 Net Interest Income Increased $108 million, or 6 Percent, Compared to 2015
Reflects the Benefits of Rising Rates

Growth in Efficiency and Revenue Initiative Implementation Continues
Over $25 Million of Expense Savings Thus Far

DALLAS/January 17, 2017 -- Comerica Incorporated (NYSE: CMA) today reported full-year 2016 net income of $477 million, or $2.68 per diluted share (included restructuring impact of 34 cents per share), compared to $521 million, or $2.84 per diluted share for full-year 2015. Fourth quarter 2016 net income was $164 million, compared to $149 million for the third quarter 2016 and $116 million for the fourth quarter 2015.
The Growth in Efficiency and Revenue ("GEAR Up") initiative continues to execute on the more than 20 work streams previously identified. 2016 progress includes a reduction in workforce, the consolidation of 19 banking centers and a significant reduction in retirement plan expense.

(dollar amounts in millions, except per share data)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$455		$450		$433
Provision for credit losses	35		16		60
Noninterest income	267		272		266
Noninterest expenses	461	(a)	493	(a)	482
Pre-tax income	226		213		157
Provision for income taxes	62		64		41
Net income	$164		$149		$116

Net income attributable to common shares	$163		$148		$115

Diluted income per common share	0.92		0.84		0.64

Average diluted shares (in millions)	177	(b)	176		179

Common equity Tier 1 capital ratio (c)	11.07%		10.69%		10.54%
Common equity ratio	10.68		10.42		10.52
Tangible common equity ratio (d)	9.89		9.64		9.70
Efficiency ratio (e)	63.58		68.15		68.92

(a)	Included restructuring charges of $20 million (7 cents per share, after tax) in both the fourth and third quarters of 2016.

(b)	Included an increase of 1 million shares as a result of the impact of increased share price on common stock equivalents.

(c)	December 31, 2016 ratio is estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

"2016 was a pivotal year with the development and implementation of our enterprise-wide GEAR Up initiative,” said Ralph W. Babb, Jr., chairman and chief executive officer. “We have made significant progress in executing the expense savings and are fully committed to delivering on the efficiency and revenue opportunities to further enhance our profitability and shareholder value. We also benefited meaningfully from increased interest rates, and our overall credit metrics remained strong.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 2

"Our fourth quarter earnings per share increased 10 percent over the third quarter," said Babb. "The benefits of GEAR Up were clearly demonstrated with a reduction in expenses and significant improvement in our efficiency ratio. In addition, the rise in rates late in the quarter boosted our net interest income. While average loan balances were relatively stable, reflecting seasonality in some of our businesses along with the continued reduction of our Energy portfolio, average deposit growth was robust, increasing $1.6 billion over the third quarter. Credit quality continued to be strong with net charge-offs at the low end of our historical norm. Finally, we increased our share buyback to $99 million, in line with our 2016 Capital Plan.
"As we look forward to the year ahead, we remain keenly focused on continued implementation of our GEAR Up initiatives while growing loans and deposits as we make necessary investments over time. Our revenue picture looks brighter as a result of the Federal Reserve increasing its benchmark rate 25 basis points in December. With oil prices stabilizing, we remain very comfortable with our Energy portfolio and the level of reserves we have established. We also believe we are well positioned to benefit from any further improvement in rates, and from favorable changes in the regulatory environment and the economy."
Fourth Quarter and Full-Year 2016 Overview
Fourth Quarter 2016 Compared to Third Quarter 2016
Average total loans decreased $291 million to $48.9 billion.

•	Primarily reflected decreases in Mortgage Banker Finance, Energy, general Middle Market and Environmental Services, partially offset by an increase in National Dealer Services.
Average total deposits increased $1.6 billion, or 3 percent, to $59.6 billion.

•	Driven by a $1.6 billion increase in noninterest-bearing deposits.

•	Growth in average total deposits was broad-based with increases in almost all lines of business and all markets.
Net interest income increased $5 million to $455 million.

•	Primarily reflecting the benefit of an increase in short-term rates and lower funding costs due to the maturity of $650 million of debt in the fourth quarter 2016.
Provision for credit losses increased $19 million to $35 million.

•	Net credit-related charge-offs were $36 million, or 0.29 percent of average loans, compared to $16 million, or 0.13 percent, in the third quarter 2016.

•	The allowance for loan losses was $730 million, or 1.49 percent of total loans.
Noninterest income decreased $5 million to $267 million.

•	Decrease included lower commercial lending fees, largely as a result of a decrease in syndication fees.
Noninterest expenses decreased $32 million to $461 million.

•	Decrease in salaries and benefits expense of $28 million, including an $8 million decrease in pension expense, primarily due to the GEAR Up initiative.

•	Additional decrease due to lower consulting expense and a gain on early termination of certain leveraged lease transactions, partially offset by an increase in outside processing expense.

•	Included restructuring charges of $20 million in both the fourth and third quarters of 2016.
Provision for income taxes decreased $2 million to $62 million.

•
The effective tax rate was 27.5 percent for the fourth quarter 2016, compared to 29.6 percent in the third quarter, primarily reflecting a $5 million tax benefit from the early termination of certain leveraged lease transactions.

Capital position remained solid at December 31, 2016.

•	Repurchased approximately 1.8 million shares of common stock under the equity repurchase program, which was more than offset by 5.1 million shares issued for warrant and employee option exercises.

•	Including dividends, returned a total of $139 million to shareholders.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 3

Full-Year 2016 Compared to Full-Year 2015
Average total loans increased $368 million, or 1 percent, to $49.0 billion.

•
Excluding the $641 million decline in Energy, average loans increased $1.0 billion, primarily reflecting increases in Commercial Real Estate, National Dealer Services and Mortgage Banker Finance, partially offset by decreases in general Middle Market and Corporate Banking.

Average total deposits decreased $585 million, or 1 percent, to $57.7 billion.

•	Reflected an increase of $1.7 billion, or 6 percent, in noninterest-bearing deposits, more than offset by a decrease of $2.2 billion, or 7 percent, in interest-bearing deposits.

•	Decrease in average total deposits reflected decreases in general Middle Market and Corporate Banking, partially offset by an increase in Retail Bank.
Net interest income increased $108 million, or 6 percent, to $1.8 billion.

•	Benefits from higher interest rates, loan growth and a larger securities portfolio, partially offset by higher debt costs.
Provision for credit losses increased $101 million to $248 million.

•	Primarily due to the increase in reserves for Energy loans recorded in the first quarter 2016, partially offset by improvements in the remainder of the portfolio.

•
Net credit-related charge-offs were $157 million, or 0.32 percent of average loans, for 2016, compared to $101 million, or 0.21 percent of average loans, for 2015. The increase was primarily due to an increase in charge-offs in the Energy portfolio.

Noninterest income increased $16 million to $1.1 billion in 2016.

•
Customer-driven fees increased $22 million and non-fee categories declined $6 million. An increase in card fees as well as growth in fiduciary, customer derivative and foreign exchange income was partly offset by lower commercial lending fees and investment banking income.

Noninterest expenses increased $103 million to $1.9 billion.

•	Excluding $93 million of restructuring charges related to GEAR Up and $33 million from the net release of litigation reserves in 2015, noninterest expenses decreased $23 million.

◦
Primarily reflected a decrease of $48 million in salaries and benefits, including GEAR Up savings estimated to be in excess of $25 million as well as an additional decrease in pension expense, partially offset by the impact of merit increases and one additional day in 2016.

◦
Additionally, increases in technology expense, outside processing fees and FDIC insurance premiums were partially offset by decreases in state business taxes and gains from the early termination of leveraged lease transactions.

The provision for income taxes decreased $36 million to $193 million.

•
The effective tax rate was 28.8 percent in 2016, compared to 30.5 percent in 2015, primarily reflecting a $10 million increase in tax benefits from the early termination of certain leveraged lease transactions.

Continued execution of the capital plan.

•	Repurchased approximately 6.6 million shares of common stock during 2016 under the equity repurchase program.

•	Together with dividends of $0.89 per share, $458 million was returned to shareholders.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 4

Net Interest Income

(dollar amounts in millions)	4th Qtr '16	3rd Qtr '16	4th Qtr '15
Net interest income	$455	$450	$433

Net interest margin	2.65%	2.66%	2.58%

Selected average balances:
Total earning assets	$68,774	$67,648	$66,818
Total loans	48,915	49,206	48,548
Total investment securities	12,329	12,373	10,864
Federal Reserve Bank deposits	7,245	5,781	7,073

Total deposits	59,645	58,065	59,736
Total noninterest-bearing deposits	32,091	30,454	29,627
Medium- and long-term debt	5,578	5,907	3,089

•	Net interest income increased $5 million to $455 million in the fourth quarter 2016, compared to the third quarter 2016.

◦
Interest on loans increased $1 million, reflecting higher loan yields (+$6 million), partially offset by the impact of lower average loan balances (-$2 million), the impact of a negative residual value adjustment to assets in the leasing portfolio (-$2 million) and other portfolio dynamics (-$1 million).

◦	Interest on investment securities increased $1 million, primarily reflecting the impact of an increase in investment volume.

◦	Interest on short-term investments increased $2 million, primarily reflecting an increase in average Federal Reserve Bank deposit balances.

◦	Interest expense on debt decreased $1 million, primarily due to the maturity of $650 million of debt in the fourth quarter 2016.

•
The net interest margin of 2.65 percent decreased 1 basis point compared to the third quarter 2016, reflecting the impact of an increase in Federal Reserve Bank deposit balances (-4 basis points), partially offset by a benefit from the loan portfolio (+2 basis points), primarily due to higher short term rates, and lower debt expense (+1 basis point).

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 5

Credit Quality
“Our overall credit picture remains strong,” said Babb. “The provision and net charge-offs increased modestly from the very low levels of the third quarter. Net charge-offs were $36 million, or 29 basis points, which is at the low end of our historical norm, and included $15 million in Energy charge-offs. Total criticized loans declined $405 million and nonaccrual loans were down $49 million.
“Over the past year, we have reduced our Energy loans by over $800 million, or 27 percent, which now represent less than 5 percent of our total loans. As the performance of this portfolio has improved, including a $319 million decrease in criticized loans in the fourth quarter, we have modestly reduced our reserve allocation, which sits at over 7 percent for energy loans as of December 31st.”

(dollar amounts in millions)	4th Qtr '16	3rd Qtr '16	4th Qtr '15
Credit-related charge-offs	$48	$35	$76
Recoveries	12	19	25
Net credit-related charge-offs	36	16	51
Net credit-related charge-offs/Average total loans	0.29%	0.13%	0.42%

Provision for credit losses	$35	$16	$60

Nonperforming loans	590	639	379
Nonperforming assets (NPAs)	607	660	391
NPAs/Total loans and foreclosed property	1.24%	1.34%	0.80%

Loans past due 90 days or more and still accruing	$19	$48	$17

Allowance for loan losses	730	727	634
Allowance for credit losses on lending-related commitments (a)	41	45	45
Total allowance for credit losses	771	772	679

Allowance for loan losses/Period-end total loans	1.49%	1.48%	1.29%
Allowance for loan losses/Nonperforming loans	124	114	167

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Energy business line loans were $2.3 billion at December 31, 2016 compared to $2.5 billion at September 30, 2016.

◦	Criticized Energy loans decreased $319 million, to $1.2 billion.

◦	Energy net charge-offs were $15 million, compared to $6 million in the third quarter 2016.

◦	The reserve allocation for loans in the Energy business line was over 7 percent at December 31, 2016.

•	Net charge-offs increased $20 million to $36 million, or 0.29 percent of average loans, in the fourth quarter 2016, compared to $16 million, or 0.13 percent, in the third quarter 2016.

•
During the fourth quarter 2016, $60 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $45 million compared to $105 million transferred during the third quarter. Fourth quarter transfers included $6 million from Energy, compared to $63 million in the third quarter.

•
Criticized loans decreased $405 million to $2.9 billion at December 31, 2016, compared to $3.3 billion at September 30, 2016. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 6

Full-Year 2017 Outlook
For full-year 2017 compared to full-year 2016, management expects the following, assuming a continuation of the current economic and low rate environment as well as contributions from the GEAR Up initiative of $30 million in revenue and $125 million in expense savings, are as follows:

•	Average loans higher, in line with Gross Domestic Product growth, reflecting increases in most lines of business and reduced headwinds from a declining Energy portfolio.

•	Net interest income higher, reflecting the benefit from the December 2016 short-term rate increase and loan growth, partially offset by higher funding costs and minor loan yield compression.

◦	Full-year benefit from the December rise in short-term rates expected to be more than $70 million, assuming a 25 percent deposit beta.

•	Provision for credit losses lower, with continued solid performance of the overall portfolio.

◦	Provision and net charge-offs in line with historical normal levels of 30-40 basis points.

•
Noninterest income higher, with the execution of GEAR Up opportunities, modest growth in treasury management and card fees, as well as wealth management products such as fiduciary and brokerage services.

◦	Increase of 4 percent to 6 percent.

•
Noninterest expenses lower, reflecting lower restructuring charges and an additional $125 million in GEAR Up savings, relative to 2016 GEAR Up savings of more than $25 million. Outside processing is expected to increase in line with growing revenue. Headwinds include increased technology costs and higher FDIC insurance expense, as well as typical inflationary pressure. The gains of $13 million in 2016 from early terminations of certain leveraged lease transactions are not expected to repeat.

◦	Restructuring charges of $25 million to $50 million, compared to $93 million in 2016.

◦	Remaining noninterest expenses 1 percent to 2 percent lower.

◦	Decrease of 4 percent to 5 percent including restructuring charges.

•	Income tax expense to approximate 33 percent of pre-tax income.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 7

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2016. The accompanying narrative addresses fourth quarter 2016 results compared to third quarter 2016.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Business Bank	$205	92%	$189	91%	$198	91%
Retail Bank	(4)	(2)	1	—	(1)	(1)
Wealth Management	23	10	18	9	21	10
	224	100%	208	100%	218	100%
Finance	(61)		(58)		(100)
Other (a)	1		(1)		(2)
Total	$164		$149		$116
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$354		$356		$384
Provision for credit losses	17		2		41
Noninterest income	146		145		146
Noninterest expenses	196	(a)	215	(a)	207
Net income	205		189		198

Net credit-related charge-offs	33		14		35

Selected average balances:
Assets	39,220		39,618		39,305
Loans	37,893		38,243		37,682
Deposits	31,221		30,019		31,746
(a) Included restructuring charges of $7 million in the fourth quarter 2016 and $10 million in the third quarter 2016.

•
Average loans decreased $350 million, primarily reflecting decreases in Mortgage Banker Finance, Energy, general Middle Market and Environmental Services, partially offset by an increase in National Dealer Services.

•
Average deposits increased $1.2 billion, primarily reflecting increases in Corporate Banking, Energy and general Middle Market, partially offset by a decrease in Technology and Life Sciences. The increase was driven by growth in noninterest-bearing deposits.

•
Net interest income decreased $2 million, primarily due to a negative residual value adjustment to assets in the leasing portfolio, a decrease in net funds transfer pricing (FTP) credits and a decrease in average loan balances. The decrease in net FTP credits primarily reflected higher funding costs, partially offset by the benefit from the increase in average deposits.

•
The provision for credit losses increased $15 million. Net charge-offs increased $19 million, primarily reflecting increases in general Middle Market and Energy, partially offset by a decrease in Corporate Banking.

•
Noninterest income increased $1 million, primarily due to increases in card fees and customer derivative income (largely as a result of a decrease in credit valuation adjustments), partially offset by a decrease in commercial lending fees (primarily syndication agent fees).

•
Noninterest expenses decreased $19 million, primarily reflecting savings related to the GEAR Up initiative, a decrease in restructuring charges and an increase in gains from the early termination of certain leveraged lease transactions, partially offset by an increase in outside processing fees.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 8

Retail Bank

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$156		$156		$160
Provision for credit losses	22		10		23
Noninterest income	48		50		49
Noninterest expenses	188	(a)	195	(a)	191
Net income (loss)	(4)		1		(1)

Net credit-related charge-offs	5		3		25

Selected average balances:
Assets	6,559		6,544		6,549
Loans	5,906		5,871		5,868
Deposits	23,915		23,654		23,262
(a) Included restructuring charges of $11 million in the fourth quarter 2016 and $8 million in the third quarter 2016.

•	Average loans increased $35 million, primarily reflecting increases in Retail Banking (primarily consumer loans and residential mortgages) and Small Business (primarily commercial mortgages).

•
Average deposits increased $261 million, primarily reflecting increases in noninterest-bearing, money market and interest-bearing checking deposits, partially offset by a decrease in certificates of deposits.

•	The provision for credit losses increased $12 million, primarily reflecting an increase in reserves for Small Business.

•	Noninterest income decreased $2 million, primarily reflecting a securities loss in the fourth quarter.

•
Noninterest expenses decreased $7 million. Excluding a $3 million increase in restructuring charges, noninterest expenses decreased $10 million, primarily reflecting savings related to the GEAR Up Initiative.

Wealth Management

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$42		$41		$47
Provision for credit losses	(1)		(1)		(7)
Noninterest income	62		61		57
Noninterest expenses	72	(a)	75	(a)	81
Net income	23		18		21

Net credit-related charge-offs (recoveries)	(2)		(1)		(9)

Selected average balances:
Assets	5,268		5,283		5,199
Loans	5,116		5,092		4,998
Deposits	4,092		4,030		4,355
(a) Included restructuring charges of $2 million in both the fourth and third quarters of 2016.

•	Average loans increased $24 million, primarily reflecting an increase in Private Banking.

•	Average deposits increased $62 million, primarily reflecting increases in noninterest-bearing, money market and interest-bearing checking deposits.

•	Noninterest expenses decreased $3 million, primarily due to savings related to the GEAR Up initiative and a decrease in operational losses.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 9

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at December 31, 2016.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Michigan	$70	31%	$50	24%	$82	38%
California	74	33	74	35	89	41
Texas	22	10	33	16	(3)	(2)
Other Markets	58	26	51	25	50	23
	224	100%	208	100%	218	100%
Finance & Other (a)	(60)		(59)		(102)
Total	$164		$149		$116
(a) Includes items not directly associated with the geographic markets.

•	Average loans decreased $185 million in Texas, primarily reflecting a decrease in Energy, and increased $50 million in Michigan and $29 million in California.

•
Average deposits increased $685 million in California, $526 million in Texas and $86 million in Michigan. The increase in California primarily reflected increases in Corporate Banking and general Middle Market, partially offset by a decrease in Technology and Life Sciences. The increase in Texas primarily reflected an increase in Energy.

•
Net interest income increased $3 million in California and decreased $2 million in Texas and $1 million in Michigan. The changes in net interest income primarily reflected the net FTP impact of changes in loan and deposit balances in each market, including the negative impact of a higher cost of funds rate in the fourth quarter. In addition, Michigan was impacted by a negative residual value adjustment to assets in the leasing portfolio.

•	The provision for credit losses increased $29 million and $16 million in Texas and California, respectively, and decreased $13 million in Michigan.

•
Noninterest income decreased $3 million in California and $1 million in Michigan, and increased $1 million in Texas. The decrease in California was primarily due to a decrease in syndication agent fees.

•
Noninterest expenses decreased $12 million in Michigan, $10 million in Texas and $9 million in California. Much of the decrease in each market was due to the impact of the GEAR Up initiative. In addition, the decrease in Michigan reflected an increase in gains on the early termination of certain leveraged lease transactions and a decrease in operational losses.

Michigan Market

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$167		$168		$182
Provision for credit losses	—		13		(12)
Noninterest income	81		82		81
Noninterest expenses	149	(a)	161	(a)	161
Net income	70		50		82

Net credit-related charge-offs (recoveries)	3		1		(2)

Selected average balances:
Assets	13,174		13,174		13,601
Loans	12,538		12,488		12,986
Deposits	22,030		21,944		22,123
(a) Included restructuring charges of $4 million in the fourth quarter 2016 and $5 million in the third quarter 2016.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 10

California Market

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$182		$179		$192
Provision for credit losses	12		(4)		(7)
Noninterest income	41		44		40
Noninterest expenses	101	(a)	110	(a)	107
Net income	74		74		89

Net credit-related charge-offs	1		—		1

Selected average balances:
Assets	17,947		17,933		17,297
Loans	17,666		17,637		17,033
Deposits	18,359		17,674		18,545
(a) Included restructuring charges of $4 million in the fourth quarter 2016 and $5 million in the third quarter 2016.
Texas Market

(dollar amounts in millions)	4th Qtr '16		3rd Qtr '16		4th Qtr '15
Net interest income	$115		$117		$130
Provision for credit losses	26		(3)		57
Noninterest income	34		33		32
Noninterest expenses	92	(a)	102	(a)	102
Net (loss) income	22		33		(3)

Net credit-related charge-offs	30		10		33

Selected average balances:
Assets	10,810		11,014		11,474
Loans	10,381		10,566		10,893
Deposits	10,386		9,860		10,807
(a) Included restructuring charges of $6 million in the fourth quarter 2016 and $7 million in the third quarter 2016.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 11

Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2016 financial results at 7 a.m. CT Tuesday January 17, 2017. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 28675280). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FOURTH QUARTER 2016 NET INCOME OF $164 MILLION - 12

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; changes in regulation or oversight; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; factors impacting noninterest expenses which are beyond Comerica's control; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2015, "Item 1A. Risk Factors” on page 54 of Comerica's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and "Item 1A. Risk Factors” on page 62 of Comerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2016	2016	2015	2016	2015
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.92	$0.84	$0.64	$2.68	$2.84
Cash dividends declared	0.23	0.23	0.21	0.89	0.83

Average diluted shares (in thousands)	177,457	176,184	179,197	176,730	181,104
KEY RATIOS
Return on average common shareholders' equity	8.48%	7.80%	6.08%	6.22%	6.91%
Return on average assets	0.88	0.82	0.64	0.67	0.74
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.07	10.69	10.54
Total risk-based capital ratio (a)	13.24	12.84	12.69
Leverage ratio (a)	10.18	10.14	10.22
Common equity ratio	10.68	10.42	10.52
Tangible common equity ratio (b)	9.89	9.64	9.70
AVERAGE BALANCES
Commercial loans	30,792	31,132	31,219	31,062	31,501
Real estate construction loans	2,837	2,646	1,961	2,508	1,884
Commercial mortgage loans	8,918	9,012	8,842	8,981	8,697
Lease financing	619	662	750	684	783
International loans	1,303	1,349	1,402	1,367	1,441
Residential mortgage loans	1,923	1,883	1,896	1,894	1,878
Consumer loans	2,523	2,522	2,478	2,500	2,444
Total loans	48,915	49,206	48,548	48,996	48,628

Earning assets	68,774	67,648	66,818	66,545	65,129
Total assets	74,126	72,909	71,907	71,743	70,247

Noninterest-bearing deposits	32,091	30,454	29,627	29,751	28,087
Interest-bearing deposits	27,554	27,611	30,109	27,990	30,239
Total deposits	59,645	58,065	59,736	57,741	58,326

Common shareholders' equity	7,734	7,677	7,613	7,674	7,534
NET INTEREST INCOME
Net interest income	$455	$450	$433	$1,797	$1,689
Net interest margin (fully taxable equivalent)	2.65%	2.66%	2.58%	2.71%	2.60%
CREDIT QUALITY
Total nonperforming assets	$607	$660	$391

Loans past due 90 days or more and still accruing	19	48	17

Net credit-related charge-offs	36	16	51	$157	$101

Allowance for loan losses	730	727	634
Allowance for credit losses on lending-related commitments	41	45	45
Total allowance for credit losses	771	772	679

Allowance for loan losses as a percentage of total loans	1.49%	1.48%	1.29%
Net credit-related charge-offs as a percentage of average total loans	0.29	0.13	0.42	0.32%	0.21%
Nonperforming assets as a percentage of total loans and foreclosed property	1.24	1.34	0.80
Allowance for loan losses as a percentage of total nonperforming loans	124	114	167

(a)	December 31, 2016 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2016	2016	2015
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,249	$1,292	$1,157

Interest-bearing deposits with banks	5,969	6,748	4,990
Other short-term investments	92	92	113

Investment securities available-for-sale	10,787	10,789	10,519
Investment securities held-to-maturity	1,582	1,695	1,981

Commercial loans	30,994	31,152	31,659
Real estate construction loans	2,869	2,743	2,001
Commercial mortgage loans	8,931	9,013	8,977
Lease financing	572	648	724
International loans	1,258	1,303	1,368
Residential mortgage loans	1,942	1,874	1,870
Consumer loans	2,522	2,541	2,485
Total loans	49,088	49,274	49,084
Less allowance for loan losses	(730)	(727)	(634)
Net loans	48,358	48,547	48,450

Premises and equipment	501	528	550
Accrued income and other assets	4,440	4,433	4,117
Total assets	$72,978	$74,124	$71,877

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$31,540	$31,776	$30,839

Money market and interest-bearing checking deposits	22,556	22,436	23,532
Savings deposits	2,064	2,052	1,898
Customer certificates of deposit	2,806	2,967	3,552
Foreign office time deposits	19	30	32
Total interest-bearing deposits	27,445	27,485	29,014
Total deposits	58,985	59,261	59,853

Short-term borrowings	25	12	23
Accrued expenses and other liabilities	1,012	1,234	1,383
Medium- and long-term debt	5,160	5,890	3,058
Total liabilities	65,182	66,397	64,317

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,135	2,174	2,173
Accumulated other comprehensive loss	(383)	(292)	(429)
Retained earnings	7,331	7,262	7,084
Less cost of common stock in treasury - 52,851,156 shares at 12/31/16; 56,096,416 shares at 9/30/16 and 52,457,113 shares at 12/31/15	(2,428)	(2,558)	(2,409)
Total shareholders' equity	7,796	7,727	7,560
Total liabilities and shareholders' equity	$72,978	$74,124	$71,877

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$412	$395	$1,635	$1,551
Interest on investment securities	62	56	247	216
Interest on short-term investments	10	6	27	17
Total interest income	484	457	1,909	1,784
INTEREST EXPENSE
Interest on deposits	10	10	40	43
Interest on medium- and long-term debt	19	14	72	52
Total interest expense	29	24	112	95
Net interest income	455	433	1,797	1,689
Provision for credit losses	35	60	248	147
Net interest income after provision for credit losses	420	373	1,549	1,542
NONINTEREST INCOME
Card fees	79	73	303	276
Service charges on deposit accounts	54	55	219	223
Fiduciary income	48	45	190	187
Commercial lending fees	21	30	89	99
Letter of credit fees	12	14	50	53
Bank-owned life insurance	12	11	42	40
Foreign exchange income	11	11	42	40
Brokerage fees	5	4	19	17
Net securities losses	(2)	—	(5)	(2)
Other noninterest income	27	23	102	102
Total noninterest income	267	266	1,051	1,035
NONINTEREST EXPENSES
Salaries and benefits expense	219	262	961	1,009
Outside processing fee expense	89	79	336	318
Net occupancy expense	40	41	157	159
Equipment expense	13	14	53	53
Restructuring charges	20	—	93	—
Software expense	29	26	119	99
FDIC insurance expense	15	10	54	37
Advertising expense	6	7	21	24
Litigation-related expense	1	—	1	(32)
Other noninterest expenses	29	43	135	160
Total noninterest expenses	461	482	1,930	1,827
Income before income taxes	226	157	670	750
Provision for income taxes	62	41	193	229
NET INCOME	164	116	477	521
Less income allocated to participating securities	1	1	4	6
Net income attributable to common shares	$163	$115	$473	$515
Earnings per common share:
Basic	$0.95	$0.65	$2.74	$2.93
Diluted	0.92	0.64	2.68	2.84

Comprehensive income	73	32	523	504

Cash dividends declared on common stock	40	37	155	148
Cash dividends declared per common share	0.23	0.21	0.89	0.83

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2016 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2016		Fourth Quarter 2015
(in millions, except per share data)	2016	2016	2016	2016	2015	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$412	$411	$406	$406	$395	$1	—%	$17	4%
Interest on investment securities	62	61	62	62	56	1	1	6	8
Interest on short-term investments	10	8	5	4	6	2	29	4	82
Total interest income	484	480	473	472	457	4	1	27	6
INTEREST EXPENSE
Interest on deposits	10	10	10	10	10	—	—	—	—
Interest on medium- and long-term debt	19	20	18	15	14	(1)	(10)	5	31
Total interest expense	29	30	28	25	24	(1)	(7)	5	14
Net interest income	455	450	445	447	433	$5	1	$22	5
Provision for credit losses	35	16	49	148	60	19	n/m	(25)	(41)
Net interest income after provision for credit losses	420	434	396	299	373	(14)	(3)	47	13
NONINTEREST INCOME
Card fees	79	76	76	72	73	3	3	6	8
Service charges on deposit accounts	54	55	55	55	55	(1)	(2)	(1)	(2)
Fiduciary income	48	47	49	46	45	1	1	3	6
Commercial lending fees	21	26	22	20	30	(5)	(15)	(9)	(30)
Letter of credit fees	12	12	13	13	14	—	—	(2)	(10)
Bank-owned life insurance	12	12	9	9	11	—	—	1	5
Foreign exchange income	11	10	11	10	11	1	6	—	—
Brokerage fees	5	5	5	4	4	—	—	1	35
Net securities losses	(2)	—	(1)	(2)	—	(2)	n/m	(2)	n/m
Other noninterest income	27	29	29	17	23	(2)	(3)	4	13
Total noninterest income	267	272	268	244	266	(5)	(2)	1	—
NONINTEREST EXPENSES
Salaries and benefits expense	219	247	247	248	262	(28)	(12)	(43)	(17)
Outside processing fee expense	89	86	83	78	79	3	3	10	12
Net occupancy expense	40	40	39	38	41	—	—	(1)	(1)
Equipment expense	13	13	14	13	14	—	—	(1)	(4)
Restructuring charges	20	20	53	—	—	—	—	20	n/m
Software expense	29	31	30	29	26	(2)	(4)	3	14
FDIC insurance expense	15	14	14	11	10	1	6	5	38
Advertising expense	6	5	6	4	7	1	9	(1)	(16)
Litigation-related expense	1	—	—	—	—	1	n/m	1	n/m
Other noninterest expenses	29	37	32	37	43	(8)	(20)	(14)	(31)
Total noninterest expenses	461	493	518	458	482	(32)	(6)	(21)	(4)
Income before income taxes	226	213	146	85	157	13	6	69	44
Provision for income taxes	62	64	42	25	41	(2)	(1)	21	52
NET INCOME	164	149	104	60	116	15	9	48	42
Less income allocated to participating securities	1	1	1	1	1	—	—	—	—
Net income attributable to common shares	$163	$148	$103	$59	$115	$15	10%	$48	42%
Earnings per common share:
Basic	$0.95	$0.87	$0.60	$0.34	$0.65	$0.08	9%	$0.30	46%
Diluted	0.92	0.84	0.58	0.34	0.64	0.08	10	0.28	44

Comprehensive income	73	152	137	161	32	(79)	(52)	41	n/m

Cash dividends declared on common stock	40	40	38	37	37	—	—	3	9
Cash dividends declared per common share	0.23	0.23	0.22	0.21	0.21	—	—	0.02	10
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2016				2015
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$727	$729	$724	$634	$622

Loan charge-offs:
Commercial	37	24	48	72	73
Commercial mortgage	1	2	—	—	1
International	8	8	4	3	—
Consumer	2	1	2	2	2
Total loan charge-offs	48	35	54	77	76

Recoveries on loans previously charged-off:
Commercial	7	15	9	12	6
Commercial mortgage	3	3	2	12	11
Residential mortgage	1	—	—	—	1
Consumer	1	1	1	1	7
Total recoveries	12	19	12	25	25
Net loan charge-offs	36	16	42	52	51
Provision for loan losses	39	14	47	141	63
Foreign currency translation adjustment	—	—	—	1	—
Balance at end of period	$730	$727	$729	$724	$634

Allowance for loan losses as a percentage of total loans	1.49%	1.48%	1.45%	1.47%	1.29%

Net loan charge-offs as a percentage of average total loans	0.29	0.13	0.34	0.43	0.42

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2016				2015
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$45	$43	$46	$45	$48
Less: Charge-offs on lending-related commitments (a)	—	—	(5)	(6)	—
Add: Provision for credit losses on lending-related commitments	(4)	2	2	7	(3)
Balance at end of period	$41	$45	$43	$46	$45

Unfunded lending-related commitments sold	$—	$—	$12	$11	$—

(a)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2016				2015
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$445	$508	$482	$547	$238
Real estate construction	—	—	—	—	1
Commercial mortgage	46	44	44	47	60
Lease financing	6	6	6	6	6
International	14	19	18	27	8
Total nonaccrual business loans	511	577	550	627	313
Retail loans:
Residential mortgage	39	23	26	26	27
Consumer:
Home equity	28	27	28	27	27
Other consumer	4	4	1	1	—
Total consumer	32	31	29	28	27
Total nonaccrual retail loans	71	54	55	54	54
Total nonaccrual loans	582	631	605	681	367
Reduced-rate loans	8	8	8	8	12
Total nonperforming loans	590	639	613	689	379
Foreclosed property	17	21	22	25	12
Total nonperforming assets	$607	$660	$635	$714	$391

Nonperforming loans as a percentage of total loans	1.20%	1.30%	1.22%	1.40%	0.77%
Nonperforming assets as a percentage of total loans and foreclosed property	1.24	1.34	1.26	1.45	0.80
Allowance for loan losses as a percentage of total nonperforming loans	124	114	119	105	167
Loans past due 90 days or more and still accruing	$19	$48	$35	$13	$17

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$631	$605	$681	$367	$357
Loans transferred to nonaccrual (a)	60	105	107	446	105
Nonaccrual business loan gross charge-offs (b)	(46)	(34)	(52)	(75)	(49)
Nonaccrual business loans sold (c)	(10)	(2)	(40)	(21)	—
Payments/Other (d)	(53)	(43)	(91)	(36)	(46)
Nonaccrual loans at end of period	$582	$631	$605	$681	$367
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$46	$34	$52	$75	$49
Performing business loans	—	—	—	—	25
Consumer and residential mortgage loans	2	1	2	2	2
Total gross loan charge-offs	$48	$35	$54	$77	$76
(c) Analysis of loans sold:
Nonaccrual business loans	$10	$2	$40	$21	$—
Performing criticized loans	—	—	—	—	3
Total criticized loans sold	$10	$2	$40	$21	$3
(d) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$31,062	$1,008	3.26%	$31,501	$962	3.07%
Real estate construction loans	2,508	91	3.63	1,884	66	3.48
Commercial mortgage loans	8,981	314	3.49	8,697	296	3.41
Lease financing	684	18	2.65	783	25	3.17
International loans	1,367	50	3.63	1,441	51	3.58
Residential mortgage loans	1,894	71	3.76	1,878	71	3.77
Consumer loans	2,500	83	3.32	2,444	80	3.26
Total loans	48,996	1,635	3.34	48,628	1,551	3.20

Mortgage-backed securities (b)	9,356	203	2.19	9,113	202	2.24
Other investment securities	2,992	44	1.51	1,124	14	1.25
Total investment securities (b)	12,348	247	2.02	10,237	216	2.13

Interest-bearing deposits with banks	5,099	26	0.51	6,158	16	0.26
Other short-term investments	102	1	0.61	106	1	0.81
Total earning assets	66,545	1,909	2.88	65,129	1,784	2.75

Cash and due from banks	1,146			1,059
Allowance for loan losses	(730)			(621)
Accrued income and other assets	4,782			4,680
Total assets	$71,743			$70,247

Money market and interest-bearing checking deposits	$22,744	27	0.11	$24,073	26	0.11
Savings deposits	2,013	—	0.02	1,841	—	0.02
Customer certificates of deposit	3,200	13	0.40	4,209	16	0.37
Foreign office time deposits	33	—	0.35	116	1	1.02
Total interest-bearing deposits	27,990	40	0.14	30,239	43	0.14

Short-term borrowings	138	—	0.45	93	—	0.05
Medium- and long-term debt	4,917	72	1.45	2,905	52	1.80
Total interest-bearing sources	33,045	112	0.34	33,237	95	0.29

Noninterest-bearing deposits	29,751			28,087
Accrued expenses and other liabilities	1,273			1,389
Total shareholders' equity	7,674			7,534
Total liabilities and shareholders' equity	$71,743			$70,247

Net interest income/rate spread		$1,797	2.54		$1,689	2.46

Impact of net noninterest-bearing sources of funds			0.17			0.14
Net interest margin (as a percentage of average earning assets)			2.71%			2.60%
(a) Fully taxable equivalent.
(b) Includes investment securities available-for-sale and investment securities held-to-maturity.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$30,792	$255	3.30%	$31,132	$253	3.25%	$31,219	$244	3.11%
Real estate construction loans	2,837	26	3.65	2,646	24	3.57	1,961	18	3.58
Commercial mortgage loans	8,918	78	3.49	9,012	78	3.43	8,842	76	3.43
Lease financing	619	3	1.95	662	5	3.30	750	6	3.29
International loans	1,303	12	3.70	1,349	12	3.56	1,402	12	3.40
Residential mortgage loans	1,923	17	3.60	1,883	18	3.74	1,896	18	3.75
Consumer loans	2,523	21	3.28	2,522	21	3.31	2,478	21	3.38
Total loans	48,915	412	3.36	49,206	411	3.33	48,548	395	3.24

Mortgage-backed securities (b)	9,386	51	2.16	9,359	50	2.17	9,226	51	2.25
Other investment securities	2,943	11	1.54	3,014	11	1.51	1,638	5	1.37
Total investment securities (b)	12,329	62	2.01	12,373	61	2.01	10,864	56	2.11

Interest-bearing deposits with banks	7,438	10	0.52	5,967	8	0.51	7,300	5	0.28
Other short-term investments	92	—	0.47	102	—	0.43	106	1	0.91
Total earning assets	68,774	484	2.81	67,648	480	2.84	66,818	457	2.73

Cash and due from banks	1,290			1,152			1,071
Allowance for loan losses	(740)			(749)			(641)
Accrued income and other assets	4,802			4,858			4,659
Total assets	$74,126			$72,909			$71,907

Money market and interest-bearing checking deposits	$22,585	7	0.12	$22,415	7	0.12	$24,368	6	0.11
Savings deposits	2,064	—	0.02	2,042	—	0.03	1,883	—	0.02
Customer certificates of deposit	2,878	3	0.39	3,129	3	0.40	3,763	4	0.39
Foreign office time deposits	27	—	0.36	25	—	0.37	95	—	0.59
Total interest-bearing deposits	27,554	10	0.14	27,611	10	0.14	30,109	10	0.14

Short-term borrowings	13	—	0.50	17	—	0.47	92	—	0.06
Medium- and long-term debt	5,578	19	1.30	5,907	20	1.36	3,089	14	1.79
Total interest-bearing sources	33,145	29	0.33	33,535	30	0.36	33,290	24	0.29

Noninterest-bearing deposits	32,091			30,454			29,627
Accrued expenses and other liabilities	1,156			1,243			1,377
Total shareholders' equity	7,734			7,677			7,613
Total liabilities and shareholders' equity	$74,126			$72,909			$71,907

Net interest income/rate spread		$455	2.48		$450	2.48		$433	2.44

Impact of net noninterest-bearing sources of funds			0.17			0.18			0.14
Net interest margin (as a percentage of average earning assets)			2.65%			2.66%			2.58%
(a) Fully taxable equivalent.
(b) Includes investment securities available-for-sale and investment securities held-to-maturity.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2016	2016	2016	2016	2015

Commercial loans:
Floor plan	$4,269	$3,778	$4,120	$3,902	$3,939
Other	26,725	27,374	28,240	27,660	27,720
Total commercial loans	30,994	31,152	32,360	31,562	31,659
Real estate construction loans	2,869	2,743	2,553	2,290	2,001
Commercial mortgage loans	8,931	9,013	9,038	8,982	8,977
Lease financing	572	648	684	731	724
International loans	1,258	1,303	1,365	1,455	1,368
Residential mortgage loans	1,942	1,874	1,856	1,874	1,870
Consumer loans:
Home equity	1,800	1,792	1,779	1,738	1,720
Other consumer	722	749	745	745	765
Total consumer loans	2,522	2,541	2,524	2,483	2,485
Total loans	$49,088	$49,274	$50,380	$49,377	$49,084

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	7	8	9	9	10
Other intangibles	3	3	3	4	4

Common equity tier 1 capital (a)	7,539	7,378	7,346	7,331	7,350
Risk-weighted assets (a)	68,136	69,018	70,056	69,319	69,731

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.07%	10.69%	10.49%	10.58%	10.54%
Total risk-based capital ratio (a)	13.24	12.84	12.74	12.84	12.69
Leverage ratio (a)	10.18	10.14	10.39	10.60	10.22
Common equity ratio	10.68	10.42	10.79	11.08	10.52
Tangible common equity ratio (b)	9.89	9.64	9.98	10.23	9.70

Common shareholders' equity per share of common stock	$44.47	$44.91	$44.24	$43.66	$43.03
Tangible common equity per share of common stock (b)	40.79	41.15	40.52	39.96	39.33
Market value per share for the quarter:
High	70.44	47.81	47.55	41.74	47.44
Low	46.75	38.39	36.27	30.48	39.52
Close	68.11	47.32	41.13	37.87	41.83

Quarterly ratios:
Return on average common shareholders' equity	8.48%	7.80%	5.44%	3.13%	6.08%
Return on average assets	0.88	0.82	0.59	0.34	0.64
Efficiency ratio (c)	63.58	68.15	72.43	65.99	68.92

Number of banking centers	458	473	473	477	477

Number of employees - full time equivalent	7,960	8,476	8,792	8,869	8,880
(a) December 31, 2016 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2016	2016	2015

ASSETS
Cash and due from subsidiary bank	$411	$—	$4
Short-term investments with subsidiary bank	350	588	569
Other short-term investments	87	88	89
Investment in subsidiaries, principally banks	7,561	7,685	7,523
Premises and equipment	2	2	3
Other assets	150	161	137
Total assets	$8,561	$8,524	$8,325

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$604	$626	$608
Other liabilities	161	171	157
Total liabilities	765	797	765

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,135	2,174	2,173
Accumulated other comprehensive loss	(383)	(292)	(429)
Retained earnings	7,331	7,262	7,084
Less cost of common stock in treasury - 52,851,156 shares at 12/31/16; 59,096,416 shares at 9/30/16 and 52,457,113 shares at 12/31/15	(2,428)	(2,558)	(2,409)
Total shareholders' equity	7,796	7,727	7,560
Total liabilities and shareholders' equity	$8,561	$8,524	$8,325

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2014	179.0	$1,141	$2,188	$(412)	$6,744	$(2,259)	$7,402
Net income	—	—	—	—	521	—	521
Other comprehensive loss, net of tax	—	—	—	(17)	—	—	(17)
Cash dividends declared on common stock ($0.83 per share)	—	—	—	—	(148)	—	(148)
Purchase of common stock	(5.3)	—	—	—	—	(240)	(240)
Purchase and retirement of warrants	—		(10)	—	—	—	(10)
Net issuance of common stock under employee stock plans	1.0	—	(22)	—	(11)	47	14
Net issuance of common stock for warrants	1.0	—	(21)		(22)	43	—
Share-based compensation	—	—	38	—	—	—	38
BALANCE AT DECEMBER 31, 2015	175.7	1,141	2,173	(429)	7,084	(2,409)	7,560
Net income	—	—	—	—	477	—	477
Other comprehensive income, net of tax	—	—	—	46	—	—	46
Cash dividends declared on common stock ($0.89 per share)	—	—	—	—	(154)	—	(154)
Purchase of common stock	(6.8)	—	—	—	—	(310)	(310)
Net issuance of common stock under employee stock plans	4.1	—	(15)	—	(27)	185	143
Net issuance of common stock for warrants	2.3	—	(57)	—	(49)	106	—
Share-based compensation	—	—	34	—	—	—	34
BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended December 31, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$354	$156	$42	$(103)	$6	$455
Provision for credit losses	17	22	(1)	—	(3)	35
Noninterest income	146	48	62	10	1	267
Noninterest expenses	196	188	72	(1)	6	461
Provision (benefit) for income taxes	82	(2)	10	(31)	3	62
Net income (loss)	$205	$(4)	$23	$(61)	$1	$164
Net credit-related charge-offs (recoveries)	$33	$5	$(2)	$—	$—	$36

Selected average balances:
Assets	$39,220	$6,559	$5,268	$14,109	$8,970	$74,126
Loans	37,893	5,906	5,116	—	—	48,915
Deposits	31,221	23,915	4,092	107	310	59,645

Statistical data:
Return on average assets (a)	2.09%	(0.06)%	1.72%	N/M	N/M	0.88%
Efficiency ratio (b)	39.12	90.98	69.52	N/M	N/M	63.58

	Business	Retail	Wealth
Three Months Ended September 30, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$356	$156	$41	$(109)	$6	$450
Provision for credit losses	2	10	(1)	—	5	16
Noninterest income	145	50	61	13	3	272
Noninterest expenses	215	195	75	(1)	9	493
Provision (benefit) for income taxes	95	—	10	(37)	(4)	64
Net income (loss)	$189	$1	$18	$(58)	$(1)	$149
Net credit-related charge-offs (recoveries)	$14	$3	$(1)	$—	$—	$16

Selected average balances:
Assets	$39,618	$6,544	$5,283	$14,144	$7,320	$72,909
Loans	38,243	5,871	5,092	—	—	49,206
Deposits	30,019	23,654	4,030	98	264	58,065

Statistical data:
Return on average assets (a)	1.92%	0.01%	1.39%	N/M	N/M	0.82%
Efficiency ratio (b)	42.74	94.58	73.12	N/M	N/M	68.15

	Business	Retail	Wealth
Three Months Ended December 31, 2015	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$384	$160	$47	$(161)	3	$433
Provision for credit losses	41	23	(7)	—	3	60
Noninterest income	146	49	57	12	2	266
Noninterest expenses	207	191	81	(2)	5	482
Provision (benefit) for income taxes	84	(4)	9	(47)	(1)	41
Net income (loss)	$198	$(1)	$21	$(100)	$(2)	$116
Net credit-related charge-offs (recoveries)	$35	$25	$(9)	$—	$—	$51

Selected average balances:
Assets	$39,305	$6,549	$5,199	$12,273	$8,581	$71,907
Loans	37,682	5,868	4,998	—	—	48,548
Deposits	31,746	23,262	4,355	115	258	59,736

Statistical data:
Return on average assets (a)	2.02%	(0.03)%	1.68%	N/M	N/M	0.64%
Efficiency ratio (b)	39.07	91.69	77.05	N/M	N/M	68.92

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains.
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$167	$182	$115	$88	$(97)	$455
Provision for credit losses	—	12	26	—	(3)	35
Noninterest income	81	41	34	100	11	267
Noninterest expenses	149	101	92	114	5	461
Provision (benefit) for income taxes	29	36	9	16	(28)	62
Net income (loss)	$70	$74	$22	$58	$(60)	$164
Net credit-related charge-offs	$3	$1	$30	$2	$—	$36

Selected average balances:
Assets	$13,174	$17,947	$10,810	$9,116	$23,079	$74,126
Loans	12,538	17,666	10,381	8,330	—	48,915
Deposits	22,030	18,359	10,386	8,453	417	59,645

Statistical data:
Return on average assets (a)	1.23%	1.53%	0.74%	2.50%	N/M	0.88%
Efficiency ratio (b)	59.67	45.19	61.56	60.29	N/M	63.58

				Other	Finance
Three Months Ended September 30, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$168	$179	$117	$89	$(103)	$450
Provision for credit losses	13	(4)	(3)	5	5	16
Noninterest income	82	44	33	97	16	272
Noninterest expenses	161	110	102	112	8	493
Provision (benefit) for income taxes	26	43	18	18	(41)	64
Net income (loss)	$50	$74	$33	$51	$(59)	$149
Net credit-related charge-offs	$1	$—	$10	$5	$—	$16

Selected average balances:
Assets	$13,174	$17,933	$11,014	$9,324	$21,464	$72,909
Loans	12,488	17,637	10,566	8,515	—	49,206
Deposits	21,944	17,674	9,860	8,225	362	58,065

Statistical data:
Return on average assets (a)	0.89%	1.59%	1.14%	2.21%	N/M	0.82%
Efficiency ratio (b)	64.30	48.86	67.96	60.11	N/M	68.15

				Other	Finance
Three Months Ended December 31, 2015	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$182	$192	$130	$87	$(158)	$433
Provision for credit losses	(12)	(7)	57	19	3	60
Noninterest income	81	40	32	99	14	266
Noninterest expenses	161	107	102	109	3	482
Provision (benefit) for income taxes	32	43	6	8	(48)	41
Net income (loss)	$82	$89	$(3)	$50	$(102)	$116
Net credit-related charge-offs (recoveries)	$(2)	$1	$33	$19	$—	$51

Selected average balances:
Assets	$13,601	$17,297	$11,474	$8,681	$20,854	$71,907
Loans	12,986	17,033	10,893	7,636	—	48,548
Deposits	22,123	18,545	10,807	7,888	373	59,736

Statistical data:
Return on average assets (a)	1.43%	1.82%	(0.11)%	2.21%	N/M	0.64%
Efficiency ratio (b)	61.04	46.14	63.06	58.50	N/M	68.92

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains.
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollar amounts in millions)	2016	2016	2016	2016	2015
Tangible Common Equity Ratio:
Common shareholders' equity	$7,796	$7,727	$7,694	$7,644	$7,560
Less:
Goodwill	635	635	635	635	635
Other intangible assets	10	11	12	13	14
Tangible common equity	$7,151	$7,081	$7,047	$6,996	$6,911

Total assets	$72,978	$74,124	$71,280	$69,007	$71,877
Less:
Goodwill	635	635	635	635	635
Other intangible assets	10	11	12	13	14
Tangible assets	$72,333	$73,478	$70,633	$68,359	$71,228

Common equity ratio	10.68%	10.42%	10.79%	11.08%	10.52%
Tangible common equity ratio	9.89	9.64	9.98	10.23	9.70

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,796	$7,727	$7,694	$7,644	$7,560
Tangible common equity	7,151	7,081	7,047	6,996	6,911

Shares of common stock outstanding (in millions)	175	172	174	175	176

Common shareholders' equity per share of common stock	$44.47	$44.91	$44.24	$43.66	$43.03
Tangible common equity per share of common stock	40.79	41.15	40.52	39.96	39.33

The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.